EXHIBIT 99.1

Heat Biologics Completes Name Change to NightHawk Biosciences;
Trading to Commence Under “NHWK” Effective at the Market Open Today

Durham, NC – May 3, 2022 – Heat Biologics, Inc. / NightHawk Biosciences (NYSE American: HTBX; NHWK), a fully integrated biopharmaceutical company focused on developing first-in-class therapies to modulate the immune system, today announced that it has completed its name change from Heat Biologics, Inc. to NightHawk Biosciences, Inc. to better reflect the Company’s evolution, including expansion of the therapeutic pipeline, vertical integration of capabilities from drug discovery to manufacturing and commercialization, as well as the Company’s new biodefense capabilities. In connection with the name change, the Company’s ticker will change to “NHWK,” effective today, May 3, 2022. The name and symbol changes do not affect the Company's share structure or the rights of the Company's shareholders, and no further action is required by existing shareholders.

Jeff Wolf, CEO of Nighthawk, commented, “The NightHawk brand better reflects our evolution towards a fully integrated ecosystem, designed to efficiently move drugs from discovery through commercialization. The NightHawk ecosystem includes an expanded development pipeline, new biodefense capabilities and enhanced manufacturing capabilities. As a result, we have organized the Company around five key subsidiaries: Skunkworx Bio, Heat Biologics, Pelican Therapeutics, Elusys Therapeutics and Scorpion Biological Services. NightHawk is laser focused on addressing key industry challenges, including the slow pace and high cost of new drug development through a fully integrated ecosystem of drug discovery, preclinical testing and manufacturing. We look forward to progressing these efforts under the NightHawk banner.”

NightHawk Biosciences, Inc.

NightHawk Biosciences is a fully integrated biopharmaceutical company focused on the development of new drugs from discovery through commercialization. The Company leverages its integrated ecosystem of subsidiaries to accelerate the creation and manufacture of novel therapies that arm the immune system, breaking through barriers that prolong traditional drug development. This empowers us to bring our ideas to life with efficient control, superior quality, and uncharacteristic agility.

For more information on the Company and is subsidiaries, please visit: www.nighthawkbio.com, and also follow us on Twitter.

Forward Looking Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions, and include statements progressing the company’s efforts under the NightHawk banner. Important factors that could cause actual results to differ materially from current expectations include, among others, the ability to progress the company’s efforts under the NightHawk banner, the ability to complete to successfully integrate the changes being made, whether the combined business of NightHawk and Elusys will be successful, NightHawk’s and its subsidiaries’ ability to maintain license agreements, the continued maintenance and growth of NightHawk’s and its subsidiaries’ patent estates, NightHawk’s product candidates demonstrating safety and effectiveness, as well as results that are consistent with prior results, the ability to initiate clinical trials and if initiated, the ability to complete them on time and achieve the desired results and benefits continuing enrollment as expected, the ability to obtain regulatory approval for commercialization of product candidates or to comply with ongoing regulatory requirements, regulatory limitations relating to NightHawk’s ability to promote or commercialize its product candidates for the specific indications, acceptance of product candidates in the marketplace and the successful development, marketing or sale of NightHawk’s, developments by competitors that render such products obsolete or non-competitive, and other factors described in NightHawk’s annual report on Form 10-K for the year ended December 31, 2021, subsequent quarterly reports on Form 10-Qs and any other filings NightHawk makes with the SEC. The information in this presentation is provided only as of the date presented, and NightHawk undertakes no obligation to update any forward-looking statements contained in this presentation on account of new information, future events, or otherwise, except as required by law.

Media and Investor Relations Contact

David Waldman
+1 919 289 4017
investorrelations@heatbio.com